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                                                                         9/30/99



                                                                    EXHIBIT 10.7

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                         FORM OF EMPLOYMENT AGREEMENT

                                by and between


                           CARBON ENERGY CORPORATION

                                      and


                              KEVIN D. STRUZESKI


                         Dated as of October 29, 1999

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                               TABLE OF CONTENTS

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                                                                                            Page
Article I. Term of Employment............................................................... 1
     1.1  Position and Employment Period ................................................... 1
     1.2  Change in Control ................................................................ 1

Article II. Duties.......................................................................... 3
     2.1  Duties............................................................................ 3

Article III. Compensation................................................................... 4
     3.1  Salary............................................................................ 4
     3.2  Benefits.......................................................................... 4
     3.3  Reimbursement of Expenses......................................................... 4

Article IV. Death and Disability............................................................ 4
     4.1  Death............................................................................. 4
     4.2  Disability........................................................................ 5
     4.3  Determination of Disability....................................................... 5
     4.4  Termination....................................................................... 5

Article V. Termination Benefits............................................................. 6
     5.1  Severance Payments................................................................ 6
     5.2  Termination for Cause............................................................. 6

Article VI. Covenants of Executive.......................................................... 7
     6.1  Confidential Information.......................................................... 7

Article VII. Miscellaneous.................................................................. 7
     7.1  Disagreements..................................................................... 7
     7.2  Binding Effect; Benefits.......................................................... 7
     7.3  Notices........................................................................... 7
     7.4  Entire Agreement.................................................................. 8
     7.5  Amendments and Waivers............................................................ 8
     7.6  Section Headings.................................................................. 8
     7.7  Severability...................................................................... 8
     7.8  Governing Law..................................................................... 8
     7.9  Counterparts; Facsimile........................................................... 8

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                             EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (this "Agreement") is dated and effective as of _________________, 1999 (the "Effective Date"), by and between CARBON ENERGY CORPORATION, a Colorado corporation, with offices at 1700 Broadway, Suite 1150, Denver, Colorado 80290-1101 ("Company"), and Kevin D. Struzeski, residing in Colorado ("Executive").

                                   RECITALS

          WHEREAS, Company desires to acquire the services of Executive, and Executive desires to be employed by Company upon the terms and conditions set forth in this Agreement.
                                   AGREEMENT

          NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                  Article I.
                              Term of Employment

          1.1  Position and Employment Period.  Company hereby employs
               ------------------------------
Executive as its Chief Financial Officer, and Executive hereby accepts employment with Company, all in accordance with the terms and conditions hereof, for an initial two-year term commencing on the Effective Date and ending two years from that date, unless otherwise terminated as provided in Section 1.2 or Articles IV and V. This Agreement shall continue from year to year thereafter unless Company gives written notice of termination to Executive at least three months preceding the date of termination or Executive gives such notice to Company on or at least three months preceding the date of termination (the initial two-year term is referred to as the "Initial Employment Period," and together with any subsequent periods of employment pursuant hereto, the "Employment Period").

          1.2  Change in Control.
               -----------------

               (a)  Hostile Change in Control.
                    -------------------------

                    i. A Change in Control (as defined below) is hostile if it is neither solicited by Company nor supported by a majority of Company's then existing Board of Directors ("Hostile Change in Control"). Notwithstanding anything herein to the contrary, in the event that a Hostile Change in Control of Company occurs, Company shall have the right to terminate this Agreement by paying Executive 300% of the Compensation (as defined below), which he would have received if this Agreement had not been terminated.
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                    ii.  In the event that a Hostile Change in Control of
Company occurs, Executive shall have the right to terminate this Agreement by written notice to Company and Company shall immediately pay Executive 300% of the Compensation, which he would have received if this Agreement had not been terminated.

               (b)  Friendly Change in Control.
                    --------------------------

                    i. A Change in Control (as defined below) is friendly if a majority of Company's then existing Board of Directors supports such Change in Control ("Friendly Change in Control"). Notwithstanding anything herein to the contrary, in the event that a Friendly Change in Control of Company occurs, Company shall have the right to terminate this Agreement by paying Executive 200% of the Compensation (as defined below), which he would have received if this Agreement had not been terminated.

                    ii. In the event that a Friendly Change in Control of Company occurs, Executive shall have the right to terminate this Agreement by written notice to Company and Company shall immediately pay Executive 100% of the Compensation, which he would have received if this Agreement had not been terminated.

               (c) In addition, upon the occurrence of either a Hostile Change in Control of Company or a Friendly Change in Control of Company, the restrictions on any outstanding incentive awards (including restricted stock and granted performance shares) granted to Executive under any incentive plan or arrangement shall lapse and such incentive awards shall become 100% vested, and all stock options and stock appreciation rights granted to Executive shall become immediately exercisable and shall become 100% vested.

               (d)  Any amounts required to be paid by Company pursuant to this
Section 1.2 shall be paid within five days of Executive's date of termination (the "Termination Date").

               (e) As used in this Agreement, the term "Compensation" shall be determined by averaging the total value of Executive's annual base salary and incentive compensation for the two years prior to the Termination Date (pro rated on a monthly basis) or, if Executive has been employed for less than two full years, such lesser number of calendar years during any part of which Executive has been so employed, with his base salary and incentive compensation taken into account at their full annualized rates for any partial year or years (pro rated on a monthly basis), and multiplying that amount by the remaining months of the Initial Employment Period, which for purposes of this Article I shall be deemed to be no less than 12 months, or if such Compensation is determined in reference to a period of employment subsequent to the expiration of the Initial Employment Period, it shall be the annualized amount of such Compensation during such period as calculated above (pro rated on a monthly basis), multiplied by 12. The annualized amount of the average base salary and incentive compensation described

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in this paragraph is to be pro rated to a monthly amount before multiplying by the remaining months of the Initial Employment Period or by 12, as the case may be.

               (f)  "Change in Control" shall be deemed to have occurred:

                    i. At such time as a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of Company having 50% or more of the total number of votes that may be cast for the election of Directors of Company; or

                    ii. On the date on which the stockholders of Company approve: (A) any agreement for a merger or consolidation of Company with another entity, provided that there shall be no Change in Control if the persons and entities who were the stockholders of Company immediately before such merger or consolidation continue to own directly more than two-thirds of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the voting securities of Company outstanding immediately before such merger or consolidation; or (B) any sale, exchange or other disposition of all or substantially all of Company's assets; or

                    iii. On the effective date of any sale, exchange or other disposition of greater than 50% in fair market value of Company's assets, other than in the ordinary course of business, whether in a single transaction or a series of related transactions; or

                    iv. At such time that there is a change in more than a majority of Company's Board of Directors as a result of a proxy contest waged by a third person unaffiliated with Executive and not endorsed by Executive.

                    v. A person, for purposes of this section, means an individual, corporation, partnership, joint venture, trust, unincorporated association or any other form of organization.

In determining whether clause (i) of the preceding sentence has been satisfied, the third person owning shares must be someone other than Yorktown Energy Partners III, L.P., Yorktown Partners LLC, or entities controlled by Yorktown Partners LLC. For this purpose, the term "controlled" means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether (1) through the ownership of more than 50% of the outstanding voting securities of the person, (2) by contract or (3) by a position such as a general partner or manager.

                                  Article II.
                                    Duties

          2.1  Duties.  During the term hereof, Executive shall, subject to the
               ------
succeeding sentence, devote all of his available working time to perform his duties and

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shall discharge such duties to the best of his abilities. Executive may invest his personal assets and his time in enterprises other than Company if such enterprises do not compete with Company in Company's area of operations and do not require Executive to devote substantial amounts of his time thereto.

                                 Article III.
                                 Compensation

          3.1  Salary.  Company shall pay Executive a base salary of not less
               ------
than $100,000 per year to be paid at the usual times for the payment of Company's executives, subject to adjustment as provided herein. Executive's base salary shall be reviewed annually by the Board of Directors of Company. Incentive compensation or bonuses (called in this Agreement incentive compensation) will be determined by the Board of Directors at its discretion.

          3.2  Benefits.  Executive shall be entitled to receive all benefits
               --------
(such as medical, dental, disability and life insurance, paid vacation (a maximum of three weeks)) offered by the Company to its employees generally. Executive shall be eligible to participate in all incentive compensation, stock option, performance unit or similar plans or programs as the Board of Directors of Company may determine in its reasonable discretion based upon Company's compensation practices and Executive's responsibilities and performance.

          3.3  Reimbursement of Expenses.  In addition, Company shall promptly
               -------------------------
reimburse Executive for all reasonable and documented out-of-pocket expenses incurred in the performance of his duties hereunder, including expenses for entertainment and travel.

                                  Article IV.
                             Death and Disability

          4.1  Death.  If Executive dies during the Employment Period, the
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Employment Period shall thereupon terminate for all purposes of this Agreement, and Company's obligations hereunder shall terminate immediately, and Executive's estate or legal representative shall be entitled only to the following:

               (a) any arrearage of salary through the date of Executive's death;

               (b) any unpaid incentive compensation or compensatory options earned by Executive in respect of any calendar year prior to the calendar year in which occurs the death of Executive;

               (c) any incentive compensation or compensatory options to be granted earned by Executive in respect of the year in which occurs the death of Executive; and

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               (d)  any reimbursable expenses incurred through the date of
Executive's death.

          4.2  Disability.  If Executive is unable to perform his duties as
               ----------
required under this Agreement by reason of mental or physical illness or incapacity, Company agrees to continue all payments due hereunder, including salary, for a period of 180 days from the date of disability. Notwithstanding anything to the contrary contained herein, Executive shall be considered disabled and Company may terminate this Agreement at any time Executive shall be absent from employment as a result of mental or physical illness or incapacity for a continuous period of 180 days, and all obligations of Company hereunder shall cease upon any such termination. Upon any such termination, Executive shall be entitled only to the following:

               (a) any arrearages of salary, through the date of such termination, including that which is payable as a result of the first sentence of this Section 4.2;

               (b) any unpaid incentive compensation or any options earned by Executive in respect of any calendar year prior to the calendar year in which occurs the disability of Executive;

               (c) any incentive compensation or options earned by Executive in respect of the year in which occurs the disability of Executive; and

               (d)  any reimbursable expenses incurred by Executive.

          4.3  Determination of Disability.  For purposes of this Agreement, if
               ---------------------------
at any time a question arises as to the disability of Executive, then Company and Executive shall agree on one physician who is a member of the American Medical Association to examine Executive and determine if his physical and/or mental condition is such as to render him incapable of performing the usual duties of his employment with Company.

          4.4  Termination.  In addition to the foregoing provisions, the
               -----------
Employment Period and Executive's employment with Company may be terminated by:

               (a) Company for cause (as defined in Section 5.2), immediately upon determination by the Board of Directors and providing Executive with written notice of termination;

               (b) Executive following a change in position with Company if the new position is not a comparable position to that described in Section 1.1, provided Executive does not voluntarily accept the change in position and notifies Company of his non-acceptance thereof; or

               (c) either party upon 30 days prior written notice from the terminating party to the other party.

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

                                  Article V.
                             Termination Benefits

          5.1  Severance Payments. Subject to the provisions of Section 1.2
               ------------------
hereof, (i) if Executive's employment shall be terminated by the Board of Directors of Company for any reason other than "for cause" or upon the death or disability of Executive, or (ii) if Executive voluntarily terminates employment in accordance with Section 4.5(b) following a change in position with Company if the new position is not a comparable position to that described in Section 1.1, then Company shall pay Executive a termination benefit as follows:

               (a) Company shall pay Executive an amount equal to Executive's Compensation (pro rated on a monthly basis) multiplied by the remaining months of this Agreement, which for purposes of this Article V shall be deemed to be no less than 12 months (the "Severance Payments"). The Severance Payments shall be paid in 12 equal monthly installments payable on or before the first day of each calendar month following the Termination Date and shall be paid regardless of whether Executive is able to secure alternative employment. In the event Executive should die before payment of all of the installments due hereunder, the remaining installments shall be paid to Executive's designated beneficiary, if any, and otherwise to Executive's estate.

               (b) Company shall continue to provide for a period of six months from the Termination Date, medical, dental, disability and life insurance coverage to Executive at the same levels of coverage as in effect immediately prior to such date.

               (c) Immediately upon termination under the circumstances described in this Section 5.1, all Executive's options shall become immediately exercisable and shall become 100% vested, and all performance incentives granted to Executive shall become 100% vested.

               (d) Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment except as provided herein.

               (e) The severance pay and benefits provided in this Agreement shall be in lieu of any other severance pay to which Executive may be entitled under any Company severance plan, program or arrangement.

          5.2  Termination for Cause.  If Executive is terminated for cause,
               ---------------------
then he shall receive no further benefits hereunder. "Cause" shall mean a termination on account of (1) repeated refusal to obey written directions of the Board of Directors or a superior officer (so long as such directions do not involve illegal or immoral acts); (2) repeated acts of substance abuse which are materially injurious to Company or any of its

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

subsidiaries, (3) fraud or dishonesty that is materially injurious to Company or any of its subsidiaries, (4) breach of any material obligation of nondisclosure or confidentiality owed to Company or any of its subsidiaries, (5) commission of a criminal offense involving money or other property of Company (excluding any traffic violations or similar violations), or (6) commission of a criminal offense that constitutes a felony in the jurisdiction in which the offense is committed.

                                  Article VI.
                            Covenants of Executive

          6.1  Confidential Information.  Executive covenants and agrees that
               ------------------------
he will not at any time during or after the termination of his employment, whether under this Agreement, or otherwise, reveal, divulge or make known to any person any confidential or proprietary information ("Confidential Information") whatsoever made known to Executive by reason of his employment by Company. This
Section 6.1 shall not apply to information made known to Executive by reason of his outside personal business interests or personal investments made in accordance with this Agreement. In the event of a breach or threatened breach by Executive of the provisions of this Section 6.1, Company shall be entitled, in addition to any remedy hereunder or under any applicable law, to an injunction restraining Executive from disclosing or using, in whole or in part, any Confidential Information. The covenants contained in this Section 6.1 shall survive the termination or expiration of this Agreement for a period of 24 months.

                                 Article VII.
                                 Miscellaneous

          7.1  Disagreements.  In the event that Company and Executive shall
               -------------
disagree as to their respective rights and obligations hereunder, then Company shall pay reasonable counsel fees incurred by Executive in connection with such disagreement, if Executive prevails in his position.

          7.2  Binding Effect; Benefits.  This Agreement shall inure to the
               ------------------------
benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives. Insofar as Executive is concerned, this contract may not be assigned.

          7.3  Notices.  All notices and other communications which are
               -------
required or permitted hereunder shall be in writing and shall be sufficient if mailed by registered or certified mail, postage prepaid to the address specified herein in the case of Company, Executive's residential address, or such other address as any party hereto shall have specified by notice in writing to the other party hereto. All such notices and communications shall be deemed to have been received on the date of delivery thereof or the fifth (5th) business day after the mailing thereof, whichever is the earlier.

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

          7.4  Entire Agreement.  This Agreement contains the entire agreement
               ----------------
between the parties hereto and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

          7.5  Amendments and Waivers.  This Agreement may not be modified or
               ----------------------
amended except by an instrument or instruments in writing signed by the party against whom enforcement or any such modification or amendment is sought. Either party hereto may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

          7.6  Section Headings.  The section and other headings contained in
               ----------------
this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to control or affect the meaning or construction of any provision of this Agreement.

          7.7  Severability.  If any term or provision of this Agreement is
               ------------
held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, this Agreement shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

          7.8  Governing Law.  This Agreement shall be governed by and
               -------------
construed and enforced in accordance with the laws of the State of Colorado without regard to its principals regarding conflicts of law.

          7.9  Counterparts; Facsimile.  This Agreement may be executed in any
               -----------------------
number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement may be delivered by facsimile.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

COMPANY:                                     CARBON ENERGY CORPORATION


                                             By:________________________________
                                                 Its:___________________________


EXECUTIVE:                                   ___________________________________
                                             Kevin D. Struzeski

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